                                                                      EXHIBIT 22


                         SUBSIDIARIES OF NORSTAN, INC.



                                                                                          PERCENTAGE OF
                                                       STATE OF                         VOTING SECURITIES
                  NAME                              INCORPORATION                      OWNED BY THE COMPANY
                  ----                              -------------                      --------------------

NORSTAN COMMUNICATIONS, INC.                          MINNESOTA                               100%


NORSTAN FINANCIAL SERVICES, INC.                      MINNESOTA                               100%


NORSTAN CANADA INC.                                   MINNESOTA                               100%


NORSTAN CANADA, LTD.                                ONTARIO, CANADA                           100%


NORSTAN INTERNATIONAL, INC.                           MINNESOTA                               100%


NORSTAN-UK LIMITED                                  UNITED KINGDOM                            100%


THE NORSTAN FOUNDATION                                MINNESOTA                               100%
501(C)(3) IRS DETERMINATION LETTER DATED 9/7/99

VIBES TECHNOLOGIES, INC.                              MINNESOTA                               100%